Exhibit 99.1

Contact:
Jonathan Lloyd Jones
Vice President & CFO
Columbia Laboratories, Inc.
(617) 639-1500
FOR IMMEDIATE RELEASE

Columbia Laboratories Reports First Quarter 2014 Financial Results

BOSTON, MA – April 29, 2014 - Columbia Laboratories, Inc. (Nasdaq: CBRX) (“Columbia” or “the Company”) today announced financial results for the three-month period ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Total revenues grew 15% to $7.2 million compared to $6.3 million in the first quarter of 2013;

•	Cash flow from operations increased to $0.9 million as compared with $0.7 million in the first quarter of 2013;

•	Repurchased Actavis’ 1.4 million share block of CBRX common stock for $8.5 million; and,

•	$12.2 million in cash and equivalents as of March 31, 2014.

“This quarter highlighted one of the many benefits from our recent acquisition of Molecular Profiles. With our newly diversified revenue stream, we were able to post strong revenue growth as a result of the addition of the services business despite the expected decline in product revenue from Merck Serono this quarter,” stated Frank Condella, CEO.

“With this strong platform in place, we are seeing additional new business development opportunities as well as leveraging our existing client relationships to drive growth. We made progress this quarter on our extended release lidocaine gel product candidate, and are on track to pursue a 505 (b)(2) pathway later this year pending completion of our regulatory and clinical diligence. Our expanded pharmaceutical development and clinical trial manufacturing services are well-positioned to benefit from the growing trend of pharmaceutical companies to outsource formulation development. To accelerate this process, we recently hired a senior level executive as head of U.S. sales to help us expand our pharmaceutical development business here,” continued Mr. Condella.

First Quarter Financial Results

For the first quarter of 2014, revenues were $7.2 million as compared with $6.3 million for the same period in 2013.

Product revenues were $3.5 million for the three months ended March 31, 2014, a decrease of $1.9 million or 36% from the first quarter of 2013. The decrease primarily reflects the absence of CRINONE® (progesterone gel) orders from one of Merck Serono S.A.’s (“Merck Serono”) higher-volume, higher-margin markets during the first quarter of 2014. During the first three quarters of 2013, Merck Serono increased product shipments for this market in order to meet anticipated inventory requirements during a routine license renewal period, during which product cannot be imported without special agreement. It is expected that shipments to this market will occur in the second and third quarters of 2014.

Service revenues were $2.7 million for the three months ended March 31, 2014. There were no service revenues in the first quarter of 2013, as Columbia acquired Molecular Profiles Ltd (“Molecular Profiles”) in September 2013.

Gross profit for the first quarter of 2014 was $3.0 million, compared to $3.5 million for the same period in 2013. Gross profit as a percentage of total revenues was 41% for the first quarter of 2014, compared to 55% in the first quarter of 2013. The lower gross profit and margin primarily reflect the absence of sales to Merck Serono for one of its higher-volume, higher-margin markets and the impact, during the first quarter of 2014, of the new tiered pricing provisions of the renewed Merck Serono agreement.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports First Quarter 2014 Financial Results

April 29, 2014	Page 2

Total operating expenses increased to $2.9 million for the first quarter of 2014, compared to $2.5 million for the first quarter of 2013. Operating expenses as a percentage of sales were approximately 39% for both this quarter and the prior year quarter.

The Company recorded net income of $0.4 million, or $0.01 per diluted share, for the first quarter of 2014, compared to net income of $1.2 million, or $0.09 per diluted share, for the first quarter of 2013. Non-GAAP Adjusted EBITDA was $0.8 million for the 2014 period versus $1.9 million in the first quarter of 2013.

Cash and cash equivalents were $12.2 million as of March 31, 2014. Cash flows from operations generated during the three month period ended March 31, 2014 were $0.9 million. On March 6, 2014, the Company used approximately $8.5 million to repurchase 1.4 million shares of its common stock, par value $0.01 per share, from Coventry Acquisition, LLC, a subsidiary of Actavis Inc. (“Actavis”), at $6.08 per share, which represented a 10.75% discount to that day’s closing price. As of March 31, 2014, there were 10,758,505 shares of the Company’s common stock outstanding.

Business Highlights

•	Completed commercial and intellectual property assessment on COL-1077 extended-release lidocaine vaginal gel. Pending completion of ongoing diligence on the regulatory and clinical pathway, COL-1077 is expected to advance to full development later this year with its target indication planned to be gynecological procedure related pain, a sizeable market opportunity with no approved products.

•	Expanded the capabilities of our pharmaceutical development and clinical trial manufacturing services through investments in new enabling technologies and appointed Charles D. Maher as head of U.S. sales, a newly created position. Mr. Maher has extensive senior commercial experience in the global contract services market, and most recently served as Vice President of Global Business Development at Sundia MediTech.

•	Completed the transfer of operations and quality management of CRINONE to our Nottingham site, paving the way for savings of up to $400,000 as previously disclosed.

•	Completed a significant investment into additional equipment as part of a wider project focusing on enabling technologies that facilitate processing of difficult-to-progress molecules, including GMP hot melt extrusion (HME) technology along with further milling equipment.

•	Appointed Donald H. Hunter, an executive and technology consultant with over 25 years of public company experience, to the Board of Directors of the Company. Mr. Hunter qualifies as a financial expert under the SEC guidelines, and will serve on the Company’s audit committee. Mr. Hunter previously served as Chief Operating Officer and Chief Financial Officer of Harbor Global Company Limited from 2000 until 2006. Prior to that, he was a senior executive with The Pioneer Group, Inc. for 12 years.

Financial Outlook

“While we expect underlying CRINONE worldwide in-market sales will continue increasing in 2014 and beyond as Merck Serono continues to promote it in existing markets and enters new markets, our revenue from Merck Serono will continue to fluctuate throughout the year due in part to the timing of shipments. Though we had not expected any shipments to Merck Serono in the first half of 2014 due to their previously announced build-up of inventory in advance of a routine license renewal, they recently placed an order with us for this market which will be shipped in the second and third quarters of 2014. This order is part of a one-time exception during the renewal process, and we expect that normal shipments to this high-volume, high-margin market will resume once this renewal process has been completed,” concluded Mr. Condella.

Based on current market conditions and visibility, the Company expects total revenues for fiscal 2014 to increase between 8% to 12%. The Company expects to continue receiving a 10% royalty on Actavis’ U.S. net sales of CRINONE through mid-2020, and anticipates maintaining positive cash flows from operations going forward.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports First Quarter 2014 Financial Results

April 29, 2014	Page 3

Conference Call

As previously announced, Columbia’s management will hold a conference call to discuss financial results for the first quarter ended March 31, 2014, as follows:

Date:	Tuesday, April 29, 2014
Time:	8:30 am EDT
Dial-in numbers:	Toll free: (877) 870-4263 (U.S.) or (855) 669-9657 (Canada)
International: (412) 317-0790
Conference ID:	10043722
Webcast (live & archive):	www.columbialabs.com, under ‘Investor’ or click here

The teleconference replay will be available approximately one hour after completion through Tuesday, May 6, 2014, at (877) 344-7529 (U.S.) or (412) 317-0088 (International). The conference ID for the replay is 10043722. The archived webcast will be available for one year via the aforementioned URLs.

About Columbia Laboratories

Columbia Laboratories, Inc. provides pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to the pharmaceutical industry. The Company has a successful heritage in pharmaceutical research and development, particularly in women’s healthcare and drug delivery. Its most successful product to date, CRINONE® 8% (progesterone gel), is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 additional countries worldwide. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. These include all statements relating to expected financial performance, including, without limitation, statements involving revenue projections for fiscal 2014, the expected timing of the license renewal and shipments to Merck Serono following the license renewal period, expected CRINONE worldwide in-market sales for fiscal 2014, statements regarding receipt of royalties from Actavis through mid-2020, statements about our potential development of COL-1077, including the statement that COL-1077 is expected to advance to full development later this year, and the Company’s future growth prospects. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These statements are based on management’s current expectations and customer forecasts. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; changes in timing and quantity to Merck Serono’s CRINONE supply orders; timely and successful renewals by Merck Serono of the license for CRINONE in major ex-U.S. markets; Merck Serono’s success in gaining entry to new markets for CRINONE; the successful launch by Actavis of the next-generation vaginal progesterone product for the U.S. market; our ongoing ability to retain current and attract new customers; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA, MHRA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; our inability to maintain effective internal controls over reporting; the strength of the United States dollar relative to international currencies, particularly the euro, British pound and the Swiss franc; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2013. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S.

Molecular Profiles™ is a trademark of Molecular Profiles Ltd., a wholly-owned subsidiary of Columbia Laboratories, Inc. (tables follow)

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports First Quarter 2014 Financial Results

April 29, 2014	Page 4

COLUMBIA LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013

Revenues
Product revenues	$3,461	$5,373
Service revenues	2,710	—
Royalties	1,077	886
Other revenues	—	57

Total revenues	7,248	6,316

Cost of product revenues	2,426	2,842
Cost of service revenues	1,846	—

Total cost of revenues	4,272	2,842

Gross profit	2,976	3,474

Operating expenses
Sales and marketing	401	—
Acquisition related expenses	—	483
General and administrative	2,451	1,978

Total operating expenses	2,852	2,461

Income from operations	124	1,013

Interest (expense) income, net	(34)	53
Change in fair value of common stock warrant liability	309	205
Other income (expense), net	42	(26)

Income before income taxes	441	1,245
Income tax provision	12	3

Net income	$429	$1,242

Diluted net income per share	$0.01	$0.09

Diluted weighted average shares outstanding	11,764	11,073

Basic net income per share	$0.04	$0.11

Basic weighted average shares outstanding	11,739	10,916

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports First Quarter 2014 Financial Results

April 29, 2014	Page 5

COLUMBIA LABORATORIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets:
Cash and cash equivalents	$12,243	$20,715
Accounts receivable, net	7,258	8,097
Inventories	2,405	2,584
Prepaid expenses and other current assets	1,259	831

Total current assets	23,165	32,227

Property and equipment, net	13,785	13,226
Intangibles, net	2,758	2,828
Goodwill	11,251	11,152
Deferred tax assets	563	570
Other noncurrent assets	91	89

Total Assets	$51,613	$60,092

Liabilities and stockholders’ equity:
Accounts payable	$3,190	$2,805
Accrued expenses	1,890	2,488
Deferred revenue	637	754
Note payable	254	250

Total current liabilities	5,971	6,297

Deferred revenue, net of current portion	2,130	2,243

Note payable, net of current portion	3,719	3,745
Common stock warrant liability	70	379

Total Liabilities	11,890	12,664

Commitments and Contingencies
Series C preferred stock	550	550

Total stockholders’ equity	39,173	46,878

Total liabilities and stockholders’ equity	$51,613	$60,092

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports First Quarter 2014 Financial Results

April 29, 2014	Page 6

Non-GAAP Financial Presentation

To supplement our consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Columbia uses non-GAAP measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. The non-GAAP financial measure included in this press release presents adjusted EBITDA, which is a financial measure calculated by excluding from net income: acquisition-related costs; severance and relocation costs associated with the workforce reduction and relocation from Livingston, New Jersey to Boston, Massachusetts; the change in the fair value of common stock warrant liability; depreciation and amortization; stock-based compensation expense; interest expense (income) net; and income taxes. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Columbia’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Columbia believes that both management and investors may benefit from referring to this non-GAAP financial measure in assessing Columbia’s performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to Columbia’s historical performance and our competitors’ operating results. Columbia believes that this non-GAAP measure may be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

COLUMBIA LABORATORIES, INC.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2014	2013
Net Income	$429	$1,242

Non-GAAP adjustments to net income:

Acquisition related expenses	—	483

Costs associated with severance and relocation	—	226
Change in the fair value of common stock warrant liability	(309)	(205)
Depreciation and amortization	448	108
Stock-based compensation expense	164	106
Interest expense (income) net	34	(53)
Income tax provision	12	3

Total Non-GAAP adjustments to net income	349	668

Adjusted EBITDA	$778	$1,910

###

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com